Exhibit 10.8

PURCHASE AGREEMENT

between

United Auto Credit Financing LLC
Purchaser

and

UNITED AUTO CREDIT CORPORATION
Seller

Dated as of February 28, 2025

SCHEDULES

Schedule A	Schedule of Receivables	Schedule-A-24
Schedule B	Representations and Warranties of Seller	Schedule-B-25

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated as of February 28, 2025, executed between United Auto Credit Financing LLC, a Delaware limited liability company, as Purchaser (the "Purchaser"), and United Auto Credit Corporation, a California corporation, as Seller (the "Seller").

W I T N E S S E T H :

WHEREAS, the Purchaser has agreed to purchase from the Seller, and the Seller, pursuant to this Agreement, is transferring to the Purchaser on the Closing Date, the Receivables and Other Conveyed Property.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION I.1 General. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement, dated as of February 28, 2025 (the "Sale and Servicing Agreement"), by and among United Auto Credit Financing LLC, as Depositor, United Auto Credit Corporation, as Servicer, United Auto Credit Securitization Trust 2025-1, as Issuer (the "Issuer"), and Computershare Trust Company, N.A., as Backup Servicer and Indenture Trustee (in such capacity, the "Indenture Trustee"), or if not defined therein, in the Indenture, dated as of February 28, 2025 (the "Indenture"), between the Issuer and the Indenture Trustee.

SECTION I.2 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

"Agreement" shall mean this Purchase Agreement.

"Cutoff Date" means February 28, 2025.

"Indenture" means the Indenture referred to in Section 1.1.

"Other Conveyed Property" means all monies received on the Receivables after the Cutoff Date conveyed by the Seller to the Purchaser pursuant to Section 2.1(a)(i) and all property conveyed by the Seller to the Purchaser pursuant to Section 2.1(a)(ii) through (viii).

"Purchase Agreement Collateral" has the meaning specified in Section 6.9.

"Receivables" means the Receivables listed on the Schedule of Receivables attached hereto.

"Repurchase Event" means the occurrence of a breach of any of the Seller's representations and warranties set forth on the Schedule of Representations or any other event which requires the repurchase of a Receivable by the Seller or the Purchaser under the Sale and Servicing Agreement.

"Schedule of Receivables" means the Schedule of Receivables sold and transferred pursuant to this Agreement which is attached hereto as Schedule A (which schedule may be in the form of an electronic copy stored on a flash drive or computer disk).

"Schedule of Representations" means the Schedule of Representations and Warranties of Seller attached hereto as Schedule B.

SECTION I.3 Usage of Terms. All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)
As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.
(c)
The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."
(d)
The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(e)
Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

SECTION I.4 No Recourse. Without limiting the obligations of Seller hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any officer, employee, agent, member or manager, as such, of Seller.

SECTION I.5 Action by or Consent of Noteholders and Certificateholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by the Noteholders or the Certificateholders, such provision shall be deemed to refer to the Noteholders or the Certificateholders, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders or the Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders or the Certificateholders, any Note or Certificate registered in the name of the Seller, the Purchaser or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Owner Trustee or the Indenture Trustee is entitled to rely upon any such action or consent, only Notes or Certificates which the Owner Trustee or a Responsible Officer of the Indenture Trustee has actual knowledge to be so owned shall be so disregarded.

ARTICLE II.

CONVEYANCE OF THE RECEIVABLES
AND THE OTHER CONVEYED PROPERTY

SECTION II.1 Conveyance of the Receivables and the Other Conveyed Property.

(a)
Subject to the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Purchaser without recourse (but without limitation of the Seller's obligations in this Agreement), and the Purchaser hereby purchases, all right, title and interest of the Seller in and to the following described property, whether now owned or existing or hereafter acquired or arising:
(i)
the Receivables and all moneys received thereon after the Cutoff Date (excluding any Supplemental Servicing Fees);
(ii)
the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;
(iii)
any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including any Collateral Insurance, and any proceeds from the repossession or liquidation of the Receivables;
(iv)
all rights of the Seller against Dealers under the related Dealer Agreements, including any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;
(v)
all rights under any Service Contracts on the related Financed Vehicles;
(vi)
the related Receivable Files;

(vii)
the Seller's interest in the Lockbox Account in respect of any proceeds on the Receivables on deposit therein;
(viii)
all of the Seller's (1) Accounts, (2) Chattel Paper, (3) Documents, (4) Instruments and (5) General Intangibles (as such terms are defined in the UCC) relating to the property described in (i) through (vii) above; and
(ix)
all proceeds and investments, present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, notes, drafts, acceptances, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing with respect to items (i) through (viii) above.
(b)
Simultaneously with the conveyance of the Receivables and the Other Conveyed Property to the Purchaser, the Purchaser has paid or caused to be paid to or upon the order of the Seller the net proceeds from the sale of the Notes (with any difference between the purchase price under the Note Purchase Agreement and such net proceeds deemed to be a contribution to the capital of the Purchaser (a wholly-owned subsidiary of the Seller)), by wire transfer of immediately available funds.
(c)
In connection with the foregoing conveyance, the Seller further agrees, at its own expense, on or prior to the Closing Date (i) to annotate and indicate in its books, records and computer files that the Receivables have been sold and transferred to the Purchaser pursuant to this Agreement, (ii) to deliver to the Purchaser a computer file or printed or microfiche list of the Schedule of Receivables containing a true and complete list of the Receivables, identified by account number, which file or list shall be marked as Schedule A and is hereby incorporated into and made a part of this Agreement and (iii) to deliver or cause to be delivered the related Receivable Files to or upon the order of the Purchaser.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

SECTION III.1 Representations and Warranties of the Seller. The Seller makes the following representations and warranties as of the date hereof and as of the Closing Date, on which the Purchaser relies in purchasing the Receivables and the Other Conveyed Property hereunder and in transferring the Receivables and the Other Conveyed Property to the Issuer under the Sale and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder, and the sale, transfer and assignment thereof by the Purchaser to the Issuer under the Sale and Servicing Agreement, and the pledge thereof to the Indenture Trustee under the Indenture. The Seller and the Purchaser agree that the Purchaser will assign to the Issuer all of the Purchaser's rights under this Agreement and that the Indenture Trustee will thereafter be entitled to enforce this Agreement against the Seller in the Indenture Trustee's own name on behalf of the Noteholders.

(a)
Schedule of Representations. The representations and warranties set forth on the Schedule of Representations, with respect to the Receivables as of the date hereof and as of the Closing Date, are true and correct.
(b)
Organization and Good Standing. The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property to be transferred to the Purchaser pursuant to this Agreement and to perform its obligations under and enter into the Basic Documents to which it is a party.
(c)
Due Qualification. The Seller is duly qualified to do business as a foreign company, is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property, the conduct of its business or the entering into, or the performance of its obligations under the Basic Documents to which it is a party requires such qualification.
(d)
Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Purchaser hereunder and has duly authorized such sale and assignment to the Purchaser by all necessary company action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Seller by all necessary company action.
(e)
Valid Sale; Binding Obligations. This Agreement and the other Basic Documents to which it is a party have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Purchaser, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the other Basic Documents to which it is a party constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(f)
No Violation. The execution, delivery and performance by the Seller of this Agreement and the other Basic Documents to which it is a party, the consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party, and the fulfillment of the terms of this Agreement and such other Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of the

Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result (with or without notice, lapse of time or both) in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Sale and Servicing Agreement, the Indenture and the other Basic Documents to which it is a party, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.
(g)
No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents or (iv) seeking to affect adversely the federal income tax or other federal, State or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder or under the Sale and Servicing Agreement.
(h)
No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.
(i)
True Sale. No sale of Receivables to the Purchaser is being made with any intent to hinder, delay or defraud any of its creditors. The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of Receivables, nor does the Seller anticipate any pending insolvency. The Receivables are being transferred with the intention of removing them from the Seller's estate for purposes of Section 541 of the Bankruptcy Code.
(j)
Chief Executive Office. The chief executive office of the Seller is located at 1071 Camelback Street, Suite 100, Newport Beach, California 92660.

SECTION III.2 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties as of the date hereof and as of the Closing Date, on which the Seller relies in selling, assigning, transferring and conveying the Receivables and the Other Conveyed Property to the Purchaser hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder and the sale, transfer and assignment thereof by the Purchaser to the Issuer under the Sale and Servicing Agreement and the pledge thereof to the Indenture Trustee under the Indenture.

(a)
Organization and Good Standing. The Purchaser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables and the Other Conveyed Property, and to transfer the Receivables and the Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement and to perform its obligations under and enter into the Basic Documents to which it is a party.
(b)
Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company, is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the Purchaser's ability to acquire the Receivables or the Other Conveyed Property, and to transfer the Receivables and the Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform the Purchaser's obligations hereunder and under the other Basic Documents to which it is a party.
(c)
Power and Authority. The Purchaser has the power, authority and legal right to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out the terms hereof and thereof and to acquire the Receivables and the Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and each other Basic Document to which it is a party, and all of the documents required pursuant hereto or thereto have been duly authorized by the Purchaser by all necessary action.
(d)
No Consent Required. The Purchaser is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.
(e)
Binding Obligation. This Agreement and each other Basic Document to which it is a party constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.
(f)
No Violation. The execution, delivery and performance by the Purchaser of this Agreement and each other Basic Document to which it is a party, the consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms of this Agreement and the other Basic Documents to which it is a party do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the limited liability company agreement or certificate of formation of the Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice, lapse of time or both) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the

Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result (with or without notice, lapse of time or both) in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Sale and Servicing Agreement, the Indenture and the other Basic Documents to which it is a party), or violate any law, order, rule or regulation, applicable to the Purchaser or its properties, of any federal or State regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.
(g)
No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Purchaser, threatened against the Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (iv) that may adversely affect the federal or State income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder or the transfer of the Receivables and the Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement.

ARTICLE IV.

COVENANTS OF SELLER

SECTION IV.1 Protection of Title of the Purchaser.

(a)
Within two Business Days of the Closing Date, the Seller shall have filed or caused to be filed a UCC-1 financing statement, naming Seller as seller or debtor, naming the Purchaser as purchaser or secured party and describing the Receivables and the Other Conveyed Property being sold by it to the Purchaser as collateral, with the office of the Secretary of State of the State of California and in such other locations as the Purchaser shall have required. From time to time thereafter, the Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law to fully preserve, maintain and protect the interest of the Purchaser under this Agreement, of the Issuer under the Sale and Servicing Agreement and of the Indenture Trustee under the Indenture in the Receivables and the Other Conveyed Property and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Seller fails to perform its obligations under this subsection, the Purchaser, the Issuer or the Indenture Trustee, upon written direction, may do so, at the expense of the Seller. In furtherance of the foregoing, the Seller hereby authorizes the Purchaser, the Issuer or the Indenture Trustee, upon written direction, to file a record or records (as defined in the applicable UCC), including financing statements, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the security interest granted to the Purchaser pursuant to Section 6.9. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as such party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Purchaser herein. Notwithstanding anything herein to the contrary, the Indenture Trustee shall not be responsible for monitoring any security interest or the sufficiency of any financing statements, or be liable for the Seller's failure to comply with its obligations under this Section.
(b)
The Seller shall not change its name, identity, State of formation or company structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller (or by the Purchaser, the Issuer or the Indenture Trustee, upon written direction, on behalf of the Seller) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the applicable UCC, unless the Seller shall have given the Purchaser, the Issuer and the Indenture Trustee at least 5 days prior written notice thereof, and the Seller shall promptly (but in no event later than 5 Business Days following such change) file appropriate amendments to all previously filed financing statements and continuation statements.
(c)
The Seller shall give the Purchaser, the Issuer and the Indenture Trustee at least 5 days' prior written notice of any relocation that would result in a change of the location of the debtor within the meaning of Section 9-307 of the applicable UCC. The Seller shall at all times maintain (i) each office from which it services Receivables within the United States of America and (ii) its principal executive office within the United States of America.
(d)
Prior to the Closing Date, the Seller has maintained accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time as of or prior to the Closing Date the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the Principal Balance with respect to the Receivables as of the Cutoff Date. The Seller shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Purchaser, and the conveyance of the Receivables by the Purchaser to the Issuer under the Sale and Servicing Agreement, the Seller's master computer records (including archives) that shall refer to a Receivable indicate clearly that such Receivable has been sold by the Seller to the Purchaser and has been conveyed by the Purchaser to the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on the Seller's computer systems when, and only when, the Receivable shall become a Purchased Receivable or shall have been paid in full or sold pursuant to the terms of the Sale and Servicing Agreement.
(e)
If at any time the Seller shall propose to sell, grant a security interest in or otherwise transfer any interest in any motor vehicle receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable (other than a Purchased Receivable), shall indicate clearly that such Receivable has been sold by the Seller to the Purchaser, sold by the Purchaser to the Issuer and pledged by the Issuer to the Indenture Trustee.

SECTION IV.2 Other Liens or Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Receivables or the Other Conveyed Property or any interest therein; the Seller will immediately notify the Purchaser of the existence of any Lien on any Receivable with respect to which the Seller has actual knowledge; and the Seller shall defend the right, title, and interest of the Purchaser, the Issuer and the Indenture Trustee in and to the Receivables and the Other Conveyed Property against all claims of third parties claiming through or under the Seller.

SECTION IV.3 Costs and Expenses. The Seller shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the other Basic Documents to which it is a party.

SECTION IV.4 No Impairment. The Seller covenants that it shall take no action, nor omit to take any action, which would impair the rights of the Purchaser, the Issuer or the Indenture Trustee in any Receivable.

SECTION IV.5 Indemnification.

(a)
The Seller shall defend, indemnify and hold harmless the Purchaser, the Issuer, the Indenture Trustee, the Backup Servicer, the Owner Trustee, the Noteholders and the Certificateholders and the officers, directors, employees and agents thereof (each, an "Indemnified Person") from and against any and all costs, expenses, losses, damages, claims and liabilities (including reasonable attorneys' fees and including any reasonable attorney's fees, costs, and expenses incurred in connection with (i) any enforcement (including any action, claim or suit brought) by an Indemnified Person of any indemnification or other obligation of the Seller, any other party to the Basic Documents or any other Persons and (ii) a successful defense, in whole or in part, of any claim that the Owner Trustee, the Indenture Trustee or the Backup Servicer breached its standard of care), arising out of or resulting from any breach of any of the Seller's representations and warranties contained herein.
(b)
The Seller shall defend, indemnify and hold harmless each Indemnified Person from and against any and all costs, expenses, losses, damages, claims and liabilities (including reasonable attorneys' fees and including any reasonable attorney's fees, costs, and expenses incurred in connection with (i) any enforcement (including any action, claim or suit brought) by an Indemnified Person of any indemnification or other obligation of the Seller, any other party to the Basic Documents or any other Persons and (ii) a successful defense, in whole or in part, of any claim that the Owner Trustee, the Indenture Trustee or the Backup Servicer breached its standard of care), arising out of or resulting from the use, ownership or operation by the Seller or any Affiliate thereof of a Financed Vehicle.
(c)
The Seller shall defend, indemnify and hold harmless each Indemnified Person from and against any and all costs, expenses, losses, damages, claims and liabilities (including reasonable attorneys' fees and including any reasonable attorney's fees, costs, and expenses incurred in connection with (i) any enforcement (including any action, claim or suit brought) by an Indemnified Person of any indemnification or other obligation of the Seller, any other party to the Basic Documents or any other Persons and (ii) a successful defense, in whole or in part, of any claim that the Owner Trustee, the Indenture Trustee or the Backup Servicer breached its standard of care) arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Receivables other than in accordance with this Agreement or the Sale and Servicing Agreement.
(d)
The Seller agrees to pay and shall defend, indemnify and hold harmless each Indemnified Person from and against any taxes that may at any time be asserted against any such Indemnified Person with respect to the transactions contemplated herein or in the other Basic Documents, including any sales, excise, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any federal or State income taxes), and costs and expenses (including reasonable attorneys' fees including any reasonable attorney's fees, costs and expenses incurred in connection with (i) any enforcement (including any action, claim or suit brought) by an Indemnified Person of any indemnification or other obligation of the Seller, any other party to the Basic Documents or any other Persons and (ii) a successful defense, in whole or in part, of any claim that the Owner Trustee, the Indenture Trustee or the Backup Servicer breached its standard of care) in defending the same.
(e)
The Seller shall defend, indemnify and hold harmless each Indemnified Person from and against any and all costs, expenses, losses, damages, claims and liabilities (including reasonable attorneys' fees and including any reasonable attorney's fees, costs and expenses incurred in connection with (i) any enforcement (including any action, claim or suit brought) by an Indemnified Person of any indemnification or other obligation of the Seller, any other party to the Basic Documents or any other Persons and (ii) a successful defense, in whole or in part, of any claim that the Owner Trustee, the Indenture Trustee or the Backup Servicer breached its standard of care) to the extent that such cost, expense, loss, damage, claim or liability arose out of, or was imposed upon such Indemnified Person through the negligence, willful misfeasance or bad faith of the Seller in the performance of its duties under this Agreement or any other Basic Documents or by reason of reckless disregard of the Seller's obligations and duties hereunder or thereunder.
(f)
The Seller shall indemnify, defend and hold harmless each Indemnified Person from and against any loss, liability or expense (including reasonable attorneys' fees and including any reasonable attorney's fees, costs and expenses incurred in connection with (i) any enforcement (including any action, claim or suit brought) by an Indemnified Person of any indemnification or other obligation of the Seller, any other party to the Basic Documents or any other Persons and (ii) a successful defense, in whole or in part, of any claim that the Owner Trustee, the Indenture Trustee or the Backup Servicer breached its standard of care) incurred by reason of the violation by the Seller of federal or State securities laws in connection with the private placement of the Notes.
(g)
The Seller shall indemnify, defend and hold harmless each Indemnified Person from and against any loss, liability or expense (including reasonable attorneys' fees and including any reasonable attorney's fees, costs and expenses incurred in connection with (i) any enforcement (including any action, claim or suit brought) by an Indemnified Person of any indemnification or other obligation of the Seller, any other party to the Basic Documents or any other Persons and (ii) a successful defense, in whole or in part, of any claim that the Owner Trustee, the Indenture Trustee or the Backup Servicer breached its standard of care) imposed upon, or incurred by, such Indemnified Person as result of the failure of any Receivable, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

(h)
The Seller shall defend, indemnify and hold harmless the Purchaser from and against all costs, expenses, losses, damages, claims and liabilities arising out of or incurred in connection with the acceptance or performance of the Seller's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, damage, claim or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Purchaser.

Indemnification under this Section 4.5 shall include reasonable fees and expenses of counsel and expenses of litigation (including any reasonable attorney's fees, costs (including court costs) and expenses incurred in connection with (i) any enforcement (including any action, claim or suit brought) by the Owner Trustee, Indenture Trustee or Backup Servicer of any indemnification or other obligation of the Seller, any other party to the Basic Documents or any other Persons and (ii) a successful defense, in whole or in part, of any claim that the Owner Trustee, the Indenture Trustee or the Backup Servicer breached its standard of care) and shall survive payment of the Notes and the Certificates. The indemnity obligations hereunder shall survive any termination or assignment of this Agreement, or the resignation or removal of any party, and shall be in addition to any obligation that the Seller may otherwise have. In the event the Seller fails to provide such indemnity payments due pursuant to this Section to the Owner Trustee, Indenture Trustee or Backup Servicer, the Owner Trustee, Indenture Trustee and Backup Servicer shall collect such indemnity amounts pursuant to Section 7.2 of the Trust Agreement (with respect to the Owner Trustee), Section 5.7(b) of the Sale and Servicing Agreement or Section 5.6 of the Indenture.

ARTICLE V.

REPURCHASES

SECTION V.1 Repurchase of Receivables Upon Breach of Warranty. Upon (a) the discovery by the Depositor, the Servicer or the Issuer, or (b) the receipt of written notice by or actual knowledge of a Responsible Officer of the Indenture Trustee or Backup Servicer, of the occurrence of a Repurchase Event, the Seller shall, unless the breach which is the subject of such Repurchase Event shall have been cured in all material respects using commercially reasonable efforts, repurchase the Receivable(s) and the Other Conveyed Property relating thereto from the Issuer if the interest of the Noteholders in such Receivable and the Other Conveyed Property is materially and adversely affected by any such breach and, simultaneously with the repurchase of such Receivable and the related Other Conveyed Property, the Seller shall deposit the Purchase Amount in full, without deduction or offset, to the Collection Account, pursuant to Section 5.6 of the Sale and Servicing Agreement. It is understood and agreed that, except as set forth in this Section 5.1, the obligation of the Seller to repurchase any Receivable and the related Other Conveyed Property as to which a breach occurred and is continuing, shall, if such obligation is fulfilled, constitute the sole remedy against the Seller for such breach available to the Purchaser, the Issuer, the Backup Servicer, the Noteholders, the Certificateholders, the Indenture Trustee on behalf of the Noteholders or the Owner Trustee on behalf of the Certificateholders. The provisions of this Section 5.1 are intended to grant the Issuer a direct right against the Seller to demand performance hereunder, and in connection therewith, the Seller waives any requirement of prior demand against the Purchaser with respect to such repurchase obligation. Any such repurchase shall take place in the manner specified in Section 3.3 of the Sale and Servicing Agreement.

Notwithstanding any other provision of this Agreement or the Sale and Servicing Agreement to the contrary, the obligation of the Seller under this Section shall not terminate upon a termination of the Seller as Servicer under the Sale and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or the Purchaser to perform any of their respective obligations with respect to such Receivable under the Sale and Servicing Agreement. Notwithstanding anything in this Agreement to the contrary, the Indenture Trustee shall have no duty to ensure the eligibility of any Receivable for purposes of this Agreement or to enforce the repurchase obligations of the Seller.

In addition to the foregoing and notwithstanding whether the related Receivable shall have been repurchased by the Seller, the Seller shall indemnify the Issuer, the Indenture Trustee, the Backup Servicer, the Owner Trustee, the Noteholders and the Certificateholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and court costs (including those incurred in connection with any enforcement (including any action, claim or suit brought) by the Owner Trustee, Indenture Trustee or Backup Servicer of any indemnification or other obligation of the Seller), which may be asserted against or incurred by any of them arising out of the events or facts giving rise to such Repurchase Events. In the event the Seller fails to provide such indemnity payments due pursuant to this Section to the Owner Trustee, Indenture Trustee or Backup Servicer, the Owner Trustee, Indenture Trustee and Backup Servicer shall collect such indemnity amounts pursuant to Section 7.2 of the Trust Agreement (with respect to the Owner Trustee), Section 5.7(b) of the Sale and Servicing Agreement or Section 5.6 of the Indenture. The indemnity obligations hereunder shall survive any termination or assignment of this Agreement, or the resignation or removal of any party, and shall be in addition to any obligation that the Seller may otherwise have.

SECTION V.2 Reassignment of Purchased Receivables. Upon deposit in the Collection Account of the Purchase Amount of any Receivable repurchased by the Seller under Section 5.1 of this Agreement, the Purchaser shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in, to and under such repurchased Receivable, all other related Other Conveyed Property and all monies due or to become due with respect thereto and all proceeds thereof, and the Purchaser and the Issuer (pursuant to Section 3.3 of the Sale and Servicing Agreement) shall take such steps as may be reasonably requested by the Seller in order to assign to the Seller all of the Purchaser's right, title and interest in and to such Receivable and all security and documents and all Other Conveyed Property conveyed to the Purchaser directly relating thereto, without recourse, representation or warranty, except as to the absence of Liens created by or arising as a result of actions of the Purchaser or the Issuer. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Receivable, in any enforcement suit or legal proceeding, it is held that the Seller may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Purchaser shall, at the expense of the Seller, take such steps as the Seller deems reasonably necessary to enforce the Receivable, including bringing suit in the Purchaser's name.

SECTION V.3 Waivers. No failure or delay on the part of the Purchaser, or the Issuer as assignee of the Purchaser, or the Indenture Trustee as assignee of the Issuer, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

ARTICLE VI.

MISCELLANEOUS

SECTION VI.1 Liability of Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller and the representations and warranties of the Seller set forth herein.

SECTION VI.2 Merger or Consolidation of Seller or the Purchaser. Any corporation or other entity (a) into which the Seller or the Purchaser may be merged or consolidated, (b) resulting from any merger or consolidation to which the Seller or the Purchaser is a party or (c) succeeding to the business of the Seller or the Purchaser, provided, that in any of the foregoing cases such corporation or other entity shall execute an agreement of assumption to perform every obligation of the Seller or the Purchaser, as the case may be, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Seller or the Purchaser, as the case may be, hereunder (without relieving the Seller or the Purchaser of their responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further action by any of the parties to this Agreement, provided, further, that, in the case of the Purchaser, such surviving corporation or other entity has governing documents that contain provisions relating to limitations on business and other matters substantively identical to those contained in the Purchaser's limited liability company agreement. The Seller or the Purchaser shall promptly inform the other party, the Issuer, the Indenture Trustee and the Owner Trustee and, as a condition to the consummation of the transactions referred to in clauses (a), (b) and (c) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1, in the case of a transaction involving the Seller, or Section 3.2 of this Agreement, in the case of a transaction involving the Purchaser (in each such case, with such changes to the representations and warranties as are necessary to reflect the organizational form and jurisdiction of formation of the surviving entity), shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and be continuing, (y) the Seller or the Purchaser, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating Agencies prior to the consummation of such transaction and shall have delivered to the Issuer and the Indenture Trustee an Officer's Certificate of the Seller or a certificate signed by or on behalf of the Purchaser, as applicable, and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Seller or the Purchaser, as applicable, shall have delivered to the Issuer and the Indenture Trustee an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables and the Other Conveyed Property and reciting the details of the filings, or (B) no such action shall be necessary to preserve and protect such interests.

SECTION VI.3 Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent thereof may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or the Basic Documents to which it is a party and that in its opinion may involve it in any expense or liability.

SECTION VI.4 Seller May Own Notes or the Certificates. Subject to the provisions hereof, and of the Sale and Servicing Agreement, the Indenture and the Trust Agreement, the Seller and any Affiliate of the Seller may in their individual or any other capacity become the owner or pledgee of Notes or the Certificates with the same rights as they would have if they were not the Seller or an Affiliate thereof.

SECTION VI.5 Amendment.

(a)
This Agreement may be amended by the Seller and the Purchaser without the consent of the Indenture Trustee, the Owner Trustee, the Certificateholders or any of the Noteholders (i) to cure any ambiguity or (ii) to correct or supplement any provisions in this Agreement which may be inconsistent with any other provision in this Agreement or the Offering Memorandum; provided, however, that (a) such action shall not adversely affect in any material respect the interests of any Noteholder as evidenced by an Opinion of Counsel delivered to the Issuer, the Owner Trustee and the Indenture Trustee (which opinion shall be delivered by counsel that is not an employee of United Auto or its Affiliates), and (b) the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that the amendment is permitted by this Agreement. No amendment that adversely affects the interests of the Owner Trustee, the Indenture Trustee or the Backup Servicer shall be effective against such party without its prior written consent.
(b)
This Agreement may also be amended from time to time by the Seller and the Purchaser, and with the consent of the Indenture Trustee and the Majority Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that any amendment that would increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate shall require the written consent of the affected Noteholders or the Certificateholders.
(c)
Prior to the execution of any such amendment or consent, the Seller shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

(d)
It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholders or the Noteholders shall be subject to such reasonable requirements as the Owner Trustee (with respect to the Certificates) or the Indenture Trustee (with respect to the Notes) may prescribe, including the establishment of record dates. The consent of a Holder of a Certificate or a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note.

SECTION VI.6 Notices. All demands, notices and communications to the Seller or the Purchaser hereunder shall be in writing, personally delivered or sent by facsimile (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of the Seller, to United Auto Credit Corporation, 1071 Camelback Street, Suite 100, Newport Beach, California 92660; Attn: Chief Financial Officer, or (b) in the case of the Purchaser, to United Auto Credit Financing LLC, c/o United Auto Credit Corporation, 1071 Camelback Street, Suite 100, Newport Beach, California 92660; Attn: Chief Financial officer, or such other address as shall be designated by a party in a written notice delivered to the other party and to the Issuer, Owner Trustee and the Indenture Trustee.

SECTION VI.7 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Basic Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Basic Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION VI.8 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION VI.9 Intention of the Parties. The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Purchaser that they intend that the assignments and transfers herein contemplated constitute sales and assignments outright, and not for security, of the Receivables and the Other Conveyed Property, conveying good title thereto free and clear of any Liens, from the Seller to the Purchaser, and that the Receivables and the Other Conveyed Property shall not be a part of the Seller's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or State bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller. In the event that any such conveyance is determined to be made as security for a loan made by the Purchaser, the Issuer, the Noteholders or the Certificateholders to the Seller, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in and to the following property whether now owned or existing or hereafter acquired or arising, and this Agreement shall constitute a security agreement under applicable law (collectively, the "Purchase Agreement Collateral"):

(a)
the Receivables and all moneys received thereon after the Cutoff Date;
(b)
the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;
(c)
all rights of the Seller against Dealers under the related Dealer Agreements, including any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including any Collateral Insurance, and any proceeds from the liquidation of the Receivables;
(d)
all rights of the Seller against Dealers under the related Dealer Agreements, including, without limitation, any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;
(e)
all rights under any Service Contracts on the related Financed Vehicles;
(f)
the related Receivable Files;
(g)
the Seller's interest in the Lockbox Account in respect of any proceeds of the Receivables on deposit therein;
(h)
all of the Seller's (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g) above; and
(i)
all proceeds and investments, present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, notes, drafts, acceptances, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing with respect to items (a) through (h) above.

SECTION VI.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE

JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN, AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

SECTION VI.11 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

SECTION VI.12 Further Conveyance of the Receivables and the Other Conveyed Property. The Seller acknowledges that (a) the Purchaser intends, pursuant to the Sale and Servicing Agreement, to convey the Receivables and the Other Conveyed Property, together with its rights under this Agreement, to the Issuer on the Closing Date, and (b) that the Issuer intends, pursuant to the Indenture, to pledge the Receivables and the Other Conveyed Property, together with its rights under this Agreement, to the Indenture Trustee on the Closing Date. The Seller acknowledges and consents to such conveyance and pledge and waives any further notice thereof and covenants and agrees that the representations and warranties of the Seller contained in this Agreement and the rights of the Purchaser hereunder are intended to benefit the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders. In furtherance of the foregoing, the Seller covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders and that, notwithstanding anything to the contrary in this Agreement, the Seller shall be directly liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders (notwithstanding any failure by the Servicer, the Backup Servicer or the Purchaser to perform its respective duties and obligations hereunder or under Basic Documents) and that the Indenture Trustee may enforce the duties and obligations of the Seller under this Agreement against the Seller for the benefit of the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders.

SECTION VI.13 Nonpetition Covenant. The Seller shall not, prior to the date which is one year and one day after the payment in full of the Notes, petition or join any Person in instituting or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer or the Purchaser under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Purchaser. Neither the Purchaser nor the Seller shall, prior to the date which is one year and one day after the payment in full of the Notes, petition or join or otherwise invoke the process of any court or government authority for the purpose of (a) commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law, (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or (c) ordering the winding up or liquidation of the affairs of the Issuer.

SECTION VI.14 Third-Party Beneficiaries. The provisions of this Agreement are for the benefit of the parties hereto and the Owner Trustee, the Indenture Trustee and the Backup Servicer, as third-party beneficiaries.

SECTION VI.15 Electronic Signatures.

This Agreement shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (a) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, "Signature Law"), (b) an original manual signature or (c) a faxed, scanned or photocopied manual signature. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of certificates when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

UNITED AUTO CREDIT CORPORATION, as the Seller

By:
Name:	Jonathan Sandison
Title:	Chief Financial Officer

UNITED AUTO CREDIT FINANCING LLC, as the Purchaser

By:
Name:	Jonathan Sandison
Title:	Chief Financial Officer

Accepted:

computershare trust company, N.A.,
as the Indenture Trustee

By:
Name:
Title:

SCHEDULE A

Schedule of Receivables

[On file with United Auto, the Indenture Trustee and Katten Muchin Rosenman LLP]

SCHEDULE B

Representations and Warranties of Seller

1. Characteristics of Receivables. Each Receivable (i) was originated (A) by Seller, (B) by an Originating Affiliate and was validly assigned by such Originating Affiliate to Seller or (C) by a Dealer and purchased by Seller from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with Seller and was validly assigned by such Dealer to Seller pursuant to a Dealer Assignment, (ii) was originated by Seller, such Originating Affiliate or such Dealer for the retail sale of a Financed Vehicle in the ordinary course of Seller's, such Originating Affiliate's or the Dealer's business, in each case was originated in accordance with Seller's credit policies and was fully and properly executed by the parties thereto, and Seller, each Originating Affiliate and each Dealer had all necessary licenses and permits to originate Receivables in the State where Seller, each such Originating Affiliate or each such Dealer was located, (iii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (iv) is a Receivable which provides for level monthly payments (provided that the payment in the first monthly payment period and the payment in the final monthly payment period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (v) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer's electronic records relating thereto.

2. No Fraud or Misrepresentation. Each Receivable was originated (i) by Seller, (ii) by an Originating Affiliate and was assigned by the Originating Affiliate to Seller or (iii) by a Dealer and was sold by the Dealer to Seller, and was sold by Seller to the Purchaser, in each case, without any fraud or misrepresentation on the part of such Originating Affiliate, Dealer or Seller.

3. Compliance with Law. All requirements of applicable federal, State and local laws, and regulations thereunder (including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau's "B" and "Z" (including amendments to the Federal Reserve's Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Servicemembers Civil Relief Act, each applicable State Motor Vehicle Retail Installment Sales Act, the Gramm-Leach-Bliley Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

4. Origination. Each Receivable was originated in the United States of America.

5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (ii) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

7. Obligor Bankruptcy. As of the Cutoff Date, no Obligor had been identified on the records of Seller as being the subject of a current bankruptcy proceeding.

8. Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

9. Marking Records. Each of Seller and the Purchaser has indicated in its files that the Receivables have been sold to the Issuer pursuant to the Sale and Servicing Agreement and Granted to the Indenture Trustee pursuant to the Indenture. Further, Seller has indicated in its computer files that the Receivables are owned by the Issuer.

10. Computer Tape. The Computer Tape made available by the Purchaser to the Issuer on the Closing Date was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

11. Adverse Selection. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by the Purchaser which met the selection criteria set forth in clauses (i) through (xv) of number 28 of this Schedule B.

12. Chattel Paper. The Receivables constitute either "tangible chattel paper" or "electronic chattel paper" within the meaning of the UCC as in effect in the State of New York.

13. One Original. There is only one original executed copy (or with respect to Electronic Contracts, one Authoritative Copy) of each Contract. With respect to Electronic Contracts, each Authoritative Copy (i) is unique, identifiable and unalterable (other than with the participation of Custodian) and (ii) has been communicated to and is maintained by E-Vault Provider as designated custodian of the Indenture Trustee.

14. Non-Authoritative Copy Identification. With respect to Electronic Contracts, the Servicer or the Custodian has marked, or caused to be marked, all copies of each such Contract, other than an Authoritative Copy, with a watermark to the following effect: "View of Non- Authoritative Copy" or similar language.

15. Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains a fully executed original (or with respect to Electronic Contracts, one Authoritative Copy) of the Contract, the Lien Certificate or a copy of the application therefor. Related documentation concerning the Receivable, including any documentation regarding modifications of the Contract, will be maintained electronically by the Servicer in accordance with

Schedule-B-26

the Servicing Policies and Procedures. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All applicable blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The Custodian will maintain the complete Receivable File for each Receivable, including with respect to each Receivable evidence by a Contract that constitutes "tangible chattel paper", a fully executed original of such Contract at one of its offices or the offices of one of its agents or sub-contractors within the United States. With respect to each Receivable evidenced by an Electronic Contract, one Authoritative Copy of such Electronic Contract is and will be maintained in the UACC 2025-1 ABS Vault Partition.

16. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer's electronic records.

17. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes.

18. Good Title. Immediately prior to the conveyance of the Receivables to the Issuer pursuant to this Agreement, the Purchaser was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Purchaser, the Issuer shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Purchaser has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

19. Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of Seller (or an Originating Affiliate which first priority security interest has been assigned to Seller) in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the origination date of the related Receivable and will show, Seller (or an Originating Affiliate) named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, Seller or the related Originating Affiliate has applied for or received written evidence from the related Dealer that such Lien Certificate showing Seller, an Originating Affiliate or the Issuer, as applicable, as first lienholder has been applied for and the Originating Affiliate's security interest has been validly assigned by the Originating Affiliate to Seller and Seller's security interest (assigned by Seller to the Purchaser pursuant to the Purchase Agreement) has been validly assigned by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement. The Sale and Servicing Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Purchaser. Immediately after the sale, transfer and assignment by the Purchaser

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to the Issuer, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Indenture Trustee as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

20. All Filings Made. All filings (including UCC filings (including the filing by the Seller of all appropriate financing statements in the proper filing office in the State of California under applicable law in order to perfect the security interest in the Receivables granted to the Purchaser hereunder)) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Issuer and the Indenture Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

21. Required Legend. The Receivables which are Electronic Contracts are in the UACC 2025-1 ABS Vault Partition and contain the Required Legend. The Electronic Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer, as owner, and held by United Auto, as Custodian, on behalf of the Indenture Trustee for the benefit of the Noteholders, as secured party.

22. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivables or otherwise to impair the rights of the Purchaser, the Issuer, the Indenture Trustee and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest granted to the Purchaser pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against it.

23. Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the owner thereof with respect to such Receivable.

24. No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

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25. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Vehicle had been repossessed.

26. Insurance. At the time of an origination of a Receivable by Seller, an Originating Affiliate or a Dealer, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy in accordance with the Servicing Policies and Procedures. No Financed Vehicle is insured under a policy of force-placed insurance on the Cutoff Date.

27. Remaining Principal Balance. As of the Cutoff Date, the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

28. Certain Characteristics of the Receivables.

(i)
Each Receivable had a remaining maturity, as of the Cutoff Date, of not more than [***] months.
(ii)
Each Receivable had an original maturity, as of the Cutoff Date, of not more than [***] months.
(iii)
Each Receivable had a remaining Principal Balance, as of the Cutoff Date, of at least $[***] and not more than $[***].
(iv)
Each Receivable had an Annual Percentage Rate, as of the Cutoff Date, of at least [***]% and not more than [***]%.
(v)
No Receivable was more than 30 days past due as of the Cutoff Date.
(vi)
No funds had been advanced by Seller, any Originating Affiliate, any Dealer or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (v) above.
(vii)
Each Obligor had a billing address in the United States of America, as of the date of origination of the related Receivable, is a natural person and is not an Affiliate of any party to the Basic Documents.
(viii)
Each Receivable is denominated in, and each Contract provides for payment in, United States dollars.
(ix)
Each Receivable is identified on the Servicer's master servicing records as a motor vehicle retail installment sales contract.
(x)
Each Receivable arose under a Contract that is assignable without the consent of, or notice to, the Obligor thereunder and does not contain a confidentiality provision that

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purports to restrict the ability of the Servicer to exercise its rights under the Sale and Servicing Agreement, including its right to review the Contract.
(xi)
Each Receivable arose under a Contract with respect to which Seller has performed all obligations required to be performed by it thereunder, and, in the event such Contract is a motor vehicle retail installment sales contract, delivery of the Financed Vehicle to the related Obligor has occurred.
(xii)
Each Receivable constitutes "tangible chattel paper" or "electronic chattel paper" within the meaning of the UCC as in effect in the State of New York.
(xiii)
No automobile related to a Receivable was held in repossession inventory as of the Cutoff Date.
(xiv)
No Obligor was in bankruptcy as of the Cutoff Date.
(xv)
Neither the Seller nor the Depositor shall select the motor vehicle retail installment sales contract in a manner that either of them believes will be adverse to the interests of the Noteholders.

29. Interest Calculation. Each Contract provides for the calculation of interest payable thereunder under either the "simple interest" method.

30. Lockbox Account. Each Obligor has been, or will be, directed to make all payments on their related Receivable to the Lockbox Account.

31. Prepayment. Each Receivable allows for prepayment and partial prepayments without penalty and requires that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the Receivable's Annual Percentage Rate.

32. Transfer. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of the Seller.

33. Lien Enforcement. Each Receivable provides for enforcement of the lien or the clear legal right of repossession, as applicable, on the Financed Vehicle securing such Receivable.

34. Offering Memorandum Description. Each Receivable conforms, and all Receivables in the aggregate conform, in all material respects to the description thereof set forth in the Offering Memorandum.

35. Risk of Loss. Each Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction on the related Financed Vehicle, requiring the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the Financed Vehicle and making the Obligor liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to the Obligor's right of quiet enjoyment.

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36. Leasing Business. To the best of the Purchaser's and the Servicer's knowledge, as appropriate, no Obligor is a Person involved in the business of leasing or selling equipment of a type similar to the Obligor's related Financed Vehicle.

37. Consumer Leases. No Receivable constitutes a "consumer lease" under either (a) the UCC as in effect in the jurisdiction the law of which governs the Receivable or (b) the Consumer Leasing Act, 15 USC 1667.

38. Perfection. The Seller has taken all steps necessary to perfect the Purchaser's security interest against the related Obligors in the property securing the Receivables and will take all necessary steps on behalf of the Issuer to maintain the Issuer's perfection of the security interest created by each Receivable in the related Financed Vehicle.

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